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                                                               Exhibit 99.4


TRANSTECHNOLOGY CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 2001
(UNAUDITED)

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


                                                          TRANSTECHNOLOGY
                                                            CORPORATION                 PRO FORMA
                                                             HISTORICAL                ADJUSTMENTS                  PRO FORMA
                                                       ---------------------  --------------------------       ------------------

Net sales                                                         $ 328,071                  $ (247,134) a              $ 80,937

Cost of sales                                                       239,517                    (189,205) a                50,312

Plant consolidation charge                                            2,113                      (2,113) a                     -

                                                       ---------------------  --------------------------       ------------------
Gross profit                                                         86,441                     (55,816)                  30,625

General, administrative and selling expenses                         59,617                     (33,387) a, b             26,230

Interest expense                                                     34,420                     (27,178) c                 7,242

Interest income                                                        (114)                         19  a                   (95)

Other income - net                                                   (1,747)                        729  a                (1,018)

Provision for impairment of business units assets                    67,879                     (44,787) a                23,092

Provision for impairment of corporate assets                         10,208                           -                   10,208

                                                       ---------------------  --------------------------       ------------------
Loss from continuing operations before income taxes                 (83,822)                     48,788                  (35,034)

Benefit from income taxes                                           (10,852)                     (2,180) d               (13,032)

                                                       ---------------------  --------------------------       ------------------
Net loss income from continuing operations                        $ (72,970)                   $ 50,968                $ (22,002)
                                                       =====================  ==========================       ==================
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See notes to pro forma financial statements.